                                                              EXHIBIT 99.h(xiii)

                               PURCHASE AGREEMENT
                                  CONFIDENTIAL

THIS AGREEMENT, made and entered into this _____ day of _______________ , 2001 , by and between JOHN H. HARLAND COMPANY (hereinafter "Harland") and the American AAdvantage Funds (hereinafter "Buyer").

WHEREAS, the parties are desirous of having Harland become Buyer's primary supplier of checks and other related services.

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, the parties hereto agree as follows:

  1.   TERM

         1.1 The Initial Term of this Agreement shall commence on January 1, 2002, (the "Effective Date") and, unless otherwise cancelled pursuant to the provisions of this Agreement, shall continue in effect until December 31, 2005. This Agreement will renew automatically after the Initial Term for additional consecutive one-year terms unless either party at least ninety days prior to the expiration of the then-current term provides written notice to the other party that the Agreement shall not renew.

  2.   QUANTITY AND PRODUCTS

         2.1 Buyer agrees to purchase from Harland all check products and investment products (hereinafter "Products") that are ordered by or through Buyer.

  3.   PRICES

         3.1 Schedule A sets forth prices Harland will charge Buyer during the term of this Agreement. In addition to the prices, Buyer shall be liable for postage, handling and delivery, non-standard services requested by Buyer and all applicable taxes, including sales and use taxes.

  4.   INVOICING AND TERMS OF PAYMENT

         4.1 Harland will provide Buyer with itemized invoices detailing customer's name, account number, product description, base price, tax, postage, handling and delivery.

         4.2 Payment will be due within fifteen days of Buyer's receipt of invoice from Harland. Late payments will be subject to an interest charge of 1 1/2% per month or the maximum allowable by applicable law.

  5.   SERVICE LEVEL REQUIREMENTS

         5.1 All checks will be printed on paper that meets or exceeds all paper specifications in ANSI standard X9.18.

         5.2 All MICR printing will conform to ANSI standard X9.27.

         5.3 See Schedule B for service level standards and expectations.

         5.4 Harland will provide telephone coverage sufficient to ensure timely response to service calls from Buyer under normal operating conditions.

         5.5 All shipping packages shall be of sufficient durability to withstand ordinary wear and tear during the shipping process.

         5.6 Harland will reprint at its own expense any order containing defective materials (including materials that fail to comply with the standards set forth in this Section 5) or defective workmanship (including printing errors).

         5.7 While due care shall be taken to manufacture, print, bind and ship all Products, and Harland inspects all Products, the parties acknowledge it is commercially impossible to detect all errors and imperfections. Products with errors attributed to the Buyer will be replaced and invoiced at the price indicated in Schedule A.

  6.   PRODUCT CHANGES

         6.1 Harland may, at its option, modify designs on any Product (including standard checks and deposit tickets). Harland will notify Buyer of significant Product changes thirty days in advance of such changes.

         6.2 Harland may, at its option, change check package sizes on all Products as long as an appropriate price adjustment is made. Harland may introduce new Products periodically and offer these Products at recommended prices to Buyer.

  7.   PERFORMANCE EXPECTATIONS OF BUYER

         7.1 If documentation of excessive errors by Buyer is presented, Buyer will take immediate action to correct the situation.

  8.   CUSTOM DESIGN STOCK

         8.1 Custom stock requested by Buyer will be billed at time stock is produced. Harland will warehouse custom stock and use it for Buyer's orders. Client-shareholders of the Buyer ("Customers") will be charged processing cost only at time of production, plus applicable taxes and delivery.

  9.   CONFIDENTIAL AND PROPRIETARY INFORMATION

         9.1 Each party at all times shall hold in confidence, and shall at no time advise, use or disclose to any person, except those having a specific need to know in performance of obligations under this Agreement , the terms of this Agreement or any proprietary or confidential information (including Buyer's customers' information and Harland's prices) of one party disclosed to the other. Following termination of this Agreement, Harland shall delete from its systems all Customer information. Harland acknowledges and agrees that any non-public personal information relating to customers of the Fund(s) for which Harland provides services pursuant to this agreement will be provided to Harlan solely for the purpose of enabling it to perform such services and may not be re-used by Harland for any other purpose. Harlan represents and warrants to the Buyer that it has adopted and implemented procedures to safeguard non-public personal information relating to customer records and information, and that such procedures are reasonably designed to: (i) insure the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of customer records and information; (iii) protect against unauthorized access to or use of customer records or information that could result in substantial harm or inconvenience to any customer.

         9.2 All proprietary artwork, photographs, designs and negatives furnished by Buyer to Harland (hereinafter "Artwork") shall remain the property of Buyer. Artwork shall, at Buyer's request or upon termination of this Agreement, be returned to Buyer in the same condition as received, ordinary wear and tear excepted. Harland will make no use of the Artwork except to satisfy and complete its obligations under this Agreement or as otherwise approved in writing by Buyer.

         9.3 Computer tapes received from Buyer will be placed in the Harland tape scratch pool after the job order is completed, unless specified otherwise. Computer tapes that Buyer requests Harland to hold and maintain more than 30 days after work order completion will be subject to a storage fee.

 10.   LIMITATION OF LIABILITY

         10.1 Notwithstanding any other provision of this Agreement, neither Harland nor Buyer shall be liable to the other or to any Customer for any indirect or consequential damages, even if the parties have knowledge of the possibility of such damages.

         10.2 Notwithstanding any other provision of this Agreement, Harland's liability, if any, for items lost, stolen or unlawfully used, whether before or after shipment, shall be limited to the replacement of such items. Harland shall not be held liable for any mailing that violates any financial institution regulation or legislative action regarding financial disclosure, release of information or discrimination. IN NO EVENT SHALL HARLAND BE LIABLE FOR PUNITIVE, SPECIAL, INCIDENTIAL OR CONSEQUENTIAL DAMAGES ARISING FROM ANY CAUSE WHATSOEVER.

         10.3 EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

 11.   INDEMNIFICATION

         11.1 The Buyer agrees to defend, indemnify and hold Harland harmless in any suit or court action brought against Harland for alleged damages, costs and reasonable attorney fees resulting from Buyer's failure to perform its obligations under this Agreement or Harland's printing or mailing any copy, photographs or illustrations furnished to Harland by or on behalf of Buyer, provided that the alleged harm was not the result of Harland's bad faith, gross negligence or willful misconduct in performing its obligations under this Agreement.

         11.2 Harland agrees to defend, indemnify and hold Buyer harmless in any suit or court action brought against Buyer for alleged damages, costs and reasonable attorney fees resulting from Harland's failure to perform its obligations under this Agreement in accordance with the service level requirements set forth herein, provided that the alleged harm was not the result of Buyer's bad faith, gross negligence or willful misconduct in providing information to Harland.

 12.   EXCUSABLE DELAYS

         12.1 Strikes, fires, accidents or other causes beyond the control of Harland which shall affect Harland's ability to perform hereunder shall constitute valid ground for suspension of Harland's performance standards until such time as the event causing the delay has ceased to affect Harland's ability to perform.

 13.   DEFAULTS AND REMEDIES

         13.1 If Harland or Buyer materially or repeatedly defaults in the performance of any of its material duties or obligations or service level requirements hereunder, and said default is not substantially cured within ninety days after receipt by the defaulting party of written notice specifically identifying the default, or, with respect to those defaults that cannot reasonably be cured within ninety days, if the defaulting party fails to provide in writing within ninety days of receipt to the other party a reasonable plan for curing such default and thereafter proceed with all due diligence to substantially cure the same in accordance with such plan, then at that time the other party may, by giving written notice thereof to the defaulting party, terminate this Agreement by providing thirty days' written notice of termination. If either party becomes or is declared insolvent or bankrupt, is the subject of any proceedings relating to its liquidation or insolvency or for the appointment of a receiver for it, or makes an assignment for the benefit of all or substantially all of its creditors, then the other party may, by giving thirty days' written notice thereof to such party, terminate this Agreement. This Agreement may not be terminated or cancelled for breach or default except pursuant to the provisions of this Section.

         13.2 All notices or other communication which shall be or may be given pursuant to this Section shall be in writing and shall be delivered by personal service, or by certified mail (return receipt requested), or by a receipted delivery service, or by actual delivery by hard-copy message or acknowledged facsimile, addressed to the other party at the address indicated below or as the same may be changed from time to time. Such notice shall be deemed given on the day on which personally served or the day such notice is transmitted or deposited in the U.S. mail.

      If to Buyer:                               If to Harland:
            American AAdvantage Funds                 John H. Harland Company
            4333 Amon Carter Blvd., MD 5645           2939 Miller Road
            Fort Worth, TX  76155                     Decatur, GA  30035
            Attention:  President                     Attention:  Contract Administration

 14.   TERRITORIAL SCOPE

         14.1 The terms and conditions of this Agreement shall apply only to Harland's sale of Products to or through Buyer's branches and affiliates located in the United States and/or Puerto Rico.

 15.   ACQUISITION

         15.1 This Agreement may not be assigned without the prior written consent of both parties hereto, which consent shall not be unreasonably withheld.

 16.   MISCELLANEOUS

         16.1 Wherever this Agreement requires either party's approval, consent or satisfaction, such approval, consent or satisfaction may not be unreasonably or arbitrarily withheld or delayed.

         16.2 Article headings are included for convenience only and are not to be used to construe or interpret this Agreement.

         16.3 Neither party's officers or employees, agents or subcontractors will be deemed officers, employees, agents or subcontractors of the other party for any purpose.

         16.4 No delay, failure or waiver of either party's exercise or partial exercise of any right or remedy under this Agreement shall operate to limit, impair, preclude, cancel, waive or otherwise affect such right or remedy; provided, however, that this section in no way permits other than actual compliance with the provisions of Section 13.

         16.5 The provisions of Sections 9, 10, 11 and 16 and any attachments and riders shall survive termination of this Agreement.

         16.6 If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired thereby.

         16.7 This Agreement may be executed by the parties hereto in one or more counterparts each of which when so executed shall be an original; but all such counterparts shall constitute but one and the same instrument.

         16.8 This Agreement shall be governed by the laws of the State of New York.

         16.9 This Agreement, together with all exhibits referenced herein, constitutes the entire agreement between Harland and Buyer and supersedes all other proposals, offers, understandings or agreements, oral or written, between the parties on this subject. This Agreement may be modified only in writing and with the mutual consent of the parties hereto.

         17.0 Each party expressly acknowledges the provision in the Declaration of Trust of the Buyer limiting the personal liability of shareholders and the officers and trustees of the Buyer. The parties hereto agree and acknowledge that the Buyer has entered into this Agreement solely on behalf of the Funds and no series of the Buyer shall have any obligation hereunder with respect to any liability of the Buyer arising hereunder.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


JOHN H. HARLAND COMPANY ("Harland")  AMERICAN AADVANTAGE MILEAGE FUNDS ("Buyer")


By:                                   By:
   ---------------------------------     ---------------------------------------

Title:                                Title:              President
      ------------------------------        ------------------------------------

Date:                                 Date:
     -------------------------------        ------------------------------------
                                                                Version 4/99

                                   SCHEDULE A

                                 PRODUCT PRICING

                  UP TO 250         251-1000         1001-2000                  2001-5000                 5001+
20 CHECK

   WALLET BLUE    $2.52             $2.20            $1.85                      $1.67                     $1.59

20 CHECK/5DT

   WALLET BLUE    $2.70             $2.35            $1.99                      $1.81                     $1.73

20 CHECK

   COMMCL BLUE    $2.80             $2.47            $2.15                      $1.95                     $1.86

20 CHECK/5DT

   COMMCL BLUE    $2.95             $2.61            $2.29                      $2.04                     $1.94

25 INVEST

   WHITE          $3.09             $2.75            $2.40                      $2.15                     $2.02

o  SEE SCHEDULE C FOR STANDARD PRODUCT SETS

o ALL PRICING IS BASED ON AGGREGATE VOLUME OF ALL OTS CONVERTED CUSTOMERS, PER PRODUCT PER MONTH

o INITIAL TIER PRICING IS HIGHLIGHTED. THIS WILL APPLY THROUGH MARCH 31, 2002. BEGINNING APRIL 1, 2002, PRICING WILL BE ADJUSTED QUARTERLY BASED ON THE AGGREGATE VOLUME ACHIEVED IN THE PREVIOUS QUARTER BY ALL CONVERTED CUSTOMERS

o  APPLICABLE TAXES AND FIRST CLASS POSTAGE BASED ON WEIGHT WILL BE ADDED

o PRIORITY ORDER REQUESTS WILL BE SUBJECT TO FOLLOWING FEES: FOR 3RD PARTY BILLING $15.00 PER ORDER; IF HARLAND'S ACCOUNT IS USED SHIPPING WILL BE CHARGED AT $25.95 PER ORDER.

                                   SCHEDULE B


PROCESSING & COMMUNICATION GUIDELINES:

Harland will accept electronic transmission of orders 24 hours a day, 7 days a week. Buyer will be notified if file was not received on schedule.

SERVICE LEVEL DEFINITIONS:

o Orders must be received by 1:00PM to be considered today's orders. Orders received after 1:00PM are considered by our system to have been received the next business day.

o Two day, or 48 hour service, is defined as an order that ships by 11:00PM on the second business day after the order is received.

Note: any order that is commingled and metered, will automatically have a meter date of the next business day. This allows for mail processing by our presort vendor.

RUSH ORDERS

Any order received by 11:00AM EST and designated as a rush order will be printed that same day and shipped the same day.


PRODUCTION SCHEDULE/PERFORMANCE

STANDARD ORDERS
Harland will complete 95% of check orders within 48 hours as defined in the above Service Level Definitions.


                 PERFORMANCE STANDARDS:

          ERRORS                 MAXIMUM REJECT %
          ------                 ----------------
        MICR Lines                     0.2

     Printing Accuracy                 0.2

       Image ability                   0.2

    Package composition                0.2

                                   SCHEDULE C

                      HARLAND / OTS STANDARD PRODUCT SETS


COMMERCIAL SIZE COMBO 20 CHECKS/ 5 INVESTMENT SLIPS

BASE STYLE: M-OTS-BL-20-1

Component                       Product
Description           Quantity  Code       Instruction
-----------           --------  ----       -----------
Standard Mail Label          1  598HK0

VIP Blue Front Cover         1  29K8M1     Duplex w/ register- Print
                                           Fund name on Front

Standard White Sheet         1  598HK0     Register page

Standard White Sheet         1  598HK0     Instruction message page

VIP Blue commercial         15  2918X1     Lasered Bank logo's and Fund
checks                                     Names

Reorder                      1  598HK0     Reorder Form message

VIP Blue commercial          5  2918X1     Lasered Bank logo's and Fund
checks                                     Names

Investment slips             5  598HK0     Investment Form

Address Labels               1  X68P10

Back cover                   1  592JE0     Harland barcode

Insert Components
OSE                          1  501JH0     Harland standard window
                                           envelope

Window Reorder               1  504GD0     Custom
Envelope

25 COMMERCIAL INVESTMENT SLIP PACKAGE

BASE STYLE:  M-HARL-WS-25

Component                       Product
Description           Quantity  Code       Instruction
-----------           --------  ----       -----------
Standard Mail Label          1  598HK0

Standard White Front         1  592JE0     Laser Fund Name
Cover

Standard White Sheet         1  598HK0     Instruction message page

Standard White Sheet         2  598HK0     2 register sheets

Investment Slip             20  598HK0     Investment Form

Reorder                      1  598HK0     Reorder Form message

Investment Slip              5  598HK0     Investment Form

Address Labels               3  X68P10

Back cover                   1  592JE0

Insert Components

OSE                          1  501JH0     Harland standard window
                                           envelope

Window Reorder               1  504GD0     Custom
Envelope

COMMERCIAL SIZE 20 CHECK PACKAGE

BASE STYLE:  M-HAR-BL-20-0

Component                       Product
Description           Quantity  Code    Instruction
-----------           --------  ----    -----------

Standard Mail Label          1  598HK0

VIP Blue Front Cover         1  29K8M1  Duplex w/ register- Print
                                        Fund name on Front

Standard White Sheet         1  598HK0  Register page

Standard White Sheet         1  598HK0  Instruction message page

VIP Blue commercial         13  2918X1  Lasered Bank logo's and Fund
checks                                  Names

Reorder                      1  598HK0  Reorder Form message

VIP Blue commercial          7  2918X1  Lasered Bank logo's and Fund
checks                                  Names

Back cover                   1  592JE0  Harland barcode

Insert Components

OSE                          1  501JH0  Harland standard window
                                        envelope

Window Reorder               1  504GD0  Custom
Envelope


WALLET COMBO PACKAGE 20 CHECK AND 5 INVESTMENT SLIPS

BASE STYLE:  8-OTS-BL-20-5

Component                       Product
Description           Quantity  Code    Instruction
-----------           --------  ----    -----------

Standard Mail Label          1  28R740

VIP Blue Front Cover         1  2WK8H1  Duplex w/ register- Print
                                        Fund name on Front

Standard White Sheet         1  28R740  register form

Standard White Sheet         2  28R740  Instruction Message Page

VIP Blue wallet             15  2WK8K1  Lasered Bank logo's and Fund
checks                                  Names

Reorder                      1  28R740  Reorder Form message

VIP Blue wallet              5  2WK8K1  Lasered Bank logo's and Fund
checks                                  Names

Investment Slips             5  28R740  Investment Form

Address Labels               1  XW6HM0

Back cover                   1  7W4003  Harland barcode

Insert Components

OSE                          1  501JC0  Harland standard window
                                        envelope

Window Reorder               1  504GE0  Custom
Envelope

WALLET SIZE 20 CHECK PACKAGE

BASE STYLE:  8-OTS-BL-20

Component                       Product
Description           Quantity  Code    Instruction
-----------           --------  ----    -----------

Standard Mail Label          1  28R740

VIP Blue Front Cover         1  2WK8H1  Duplex w/ register- Print
                                        Fund name on Front

Standard white sheet         1  28R740  Instruction message page

VIP Blue wallet             15  2WK8K1  Lasered Bank logo's and Fund
checks                                  Names

Reorder                      1  28R740  Reorder Form message

VIP Blue wallet              5  2WK8K1  Lasered Bank logo's and Fund
checks                                  Names

Back cover                   1  7W4003  Harland barcode

Insert Components

OSE                          1  501JC0  Harland standard window
                                        envelope

Window Reorder               1  504GE0  Custom
Envelope